Exhibit 99.2

NITTANY FINANCIAL CORP.
116 EAST COLLEGE AVENUE
STATE COLLEGE, PENNSYLVANIA 16801

SPECIAL MEETING OF SHAREHOLDERS
January 17, 2006

The undersigned hereby appoints the Board of Directors of Nittany Financial Corp. (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting"), to be held at The Penn State Conference Center, located at 215 Innovation Boulevard, State College, Pennsylvania, on January 17, 2006, at 11:00 a.m., local time and at any and all adjournments thereof, in the following manner:

		FOR	AGAINST	ABSTAIN
1.	To consider and vote upon a proposal to approve the Agreement dated as of September 6, 2005 which provides for The acquisition of the Company by National Penn Bancshares, Inc.	☐	☐	☐

2.	To consider and vote upon a proposal To adjourn the Meeting to solicit Additional proxies, if necessary .	☐	☐	☐

The Board of Directors recommends a vote "FOR" the above listed propositions.

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the Stockholder's decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and a proxy statement/prospectus dated December 15, 2005.

Please check the box if you are planning to attend the Meeting in person ☐

Dated: _____________________,

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.